EXHIBIT 10.(a)(3)

         THIS LEASE, made the 1st day of February, 1995, between 999 Bedford Street Corporation, hereinafter called the Landlord, and Patriot National Bank, having its principal office located at 900 Bedford Street, Stamford, Connecticut 06901, hereinafter called the Tenant.

         WITNESSETH: That the Landlord has leased, and does hereby lease to the said Tenant, the certain parking area located at 47-49 Hoyt Street, Stamford, Connecticut together which property is to be used in common with other tenants of the Landlord of the rear parking facilities owned by the Landlord, for the term of Ten (10) Years to commence from the 1st day of February, 1995, and to end on the 31st day of January, 2005, for the annual rent of $18,000.00 payable in equal monthly payments in advance of $1,500.00 each for the term of this lease due and payable on the first (1st) day of each month. It is further agreed that any such rental payment not received by the Landlord on or before the tenth
(10th) day of any month shall bear a late charge of 5% of the amount then due. Rental payments shall be mailed to the Landlord at 900 Bedford Street, Stamford, CT 06901, or as subsequently directed in writing by the Landlord.

         Said premises are to be used and occupied for a parking lot for the tenant, upon the conditions and covenants following:

         1. The LANDLORD covenants with the said Tenant that Landlord has good right to lease the premises in manner aforesaid, and that the Landlord will suffer and permit said Tenant (Tenant keeping all the covenants on Tenant's part, as hereinafter contained) to occupy, possess and enjoy said premises during the term aforesaid, without



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hindrance or molestation  from Landlord or any person claiming by, from or under
Landlord.

         2. The TENANT covenants with the said Landlord to hire said premises and to pay the rent therefore as aforesaid, that Tenant will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that Tenant will not assign this lease nor underlet a part or the whole of said leased premises, nor use the same for any purpose but that hereinbefore authorized, without written permission from said Landlord but will deliver up the same at the expiration or sooner determination of the tenancy in as good condition as they are now in, ordinary wear, damages by the elements or other unavoidable casualties excepted.

         3. Tenant agrees that the said Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. The Tenant agrees to permit the Landlord or the Landlord's agents to show the premises to persons wishing to lease or purchase the same; and the Tenant further agrees that on and after the fourth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.



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         4. TENANT shall have the obligation,  as a term of this  agreement,  to construct and maintain the parking lot to service the demised premises, at its sole cost and expense.

         5. PROVIDED, HOWEVER, and it is further agreed that if the said rent shall remain unpaid for 10 days after the same shall become due and payable as aforesaid, or if the said Tenant shall assign this Lease, or underlet or otherwise dispose of the whole or any part of said demised premises, or use the same for any purpose but that hereinbefore authorized or make any alteration therein, without the consent of the Landlord in writing, or shall commit waste or suffer the same to be committed on said premises, or injure or misuse the same, or if the Tenant shall file a petition in bankruptcy or be adjudicated a bankruptcy or make an assignment for the benefit of creditors, or take advantage of any insolvency act, then this Lease shall thereupon, by virtue of this express stipulation therein, expire and terminate, and the Landlord may at any time thereafter, re-enter said premises, and the same have and possess as of Landlord's former estate, and without such re-entry, may recover possession thereof in the manner prescribed by the statute relating to summary process; it being understood that no demand for rent, and no re-entry for condition broken, as at common law, shall be necessary to enable the Landlord to recover such possession pursuant to said statute relating to summary process, but that all right to any such demand, or any such re-entry is hereby expressly waived by the said Tenant.

         6. AND IT IS FURTHER AGREED that after default made in any of the covenants herein contained, the acceptance of rent or failure to re-enter by the Landlord shall not be held to be a waiver of the Landlord's right to terminate the lease, and the



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Landlord  may re-enter and take  possession  of said  premises the same as if no rent had been accepted  after such default.

         7. AND IT IS FURTHER AGREED between the parties hereto, that whenever this Lease shall terminate either by lapse of time or by virtue of any of the express stipulations therein, the said Tenant hereby waives all right to any notice to quit possession, as prescribed by the statute relating to summary process.

         8. AND IT IS FURTHER AGREED that in case said Tenant shall, with the written consent of the said landlord endorsed hereon, or on the duplicate hereof, at any time hold over the said premises, beyond the period above specified as the termination of this Lease, then the said Tenant shall hold said premises upon the same terms, and under the same stipulations and agreements as are in this Lease contained, and no holding over by said Tenant shall operate to renew this Lease without such written consent of said Landlord.

         9. PROVIDED that the Tenant is not in default of the terms and conditions of this Lease, the Tenant shall have the right to renew this Lease for a period of five (5) years at the same terms and conditions, except that the rental amount shall be increased each year by an amount equal to 10% of the previous year's rental for each of said five (5) years; and further provided that the Tenant gives notice in writing to the Landlord of the exercise of his intention to negotiate a renewal no later than One Hundred Eighty (180) days prior to the termination of this Lease. In the event the property, of which the demised premises are a part, is sold or conveyed, this paragraph providing the Tenant an opportunity to renew, shall be of no force and effect.



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         10. AND IT IS FURTHER  AGREED  between  the  parties  hereto,  that the
Tenant shall comply with, and conform to all the Laws of the State of Connecticut, and the by-laws, rules and regulations of the Town within which the premises hereby leased are situated, relating to Health, Nuisance, Fire, Highways and Sidewalks, so far as the premises hereby leased are, or may be concerned; and to save the Landlord harmless from all fines, penalties and costs for violation of or non-compliance with the same, and that said premises shall be at all times open to the inspection of said Landlord and Landlord's agents, to applicants for purchase or lease, and for necessary repairs. The Tenant further agrees to keep the sidewalks fronting the leased premises and the said parking area in neat order and condition, and free from obstructions and from snow and ice, as required by local ordinances, rules and regulations.

         11. AND IT IS FURTHER AGREED that the said Tenant shall pay all costs and expenses, including Landlord's reasonable attorney's fees, incurred by Landlord to collect unpaid rent, and/or upon any claim for damages suffered by Landlord by the breach of any covenant or term hereof and/or upon the enforcement of any of the terms or covenants hereof.

         12. AND IT IS FURTHER AGREED and covenanted by the Landlord that the Tenant will be responsible for normal maintenance and cleaning of the leased area, and that no unreasonable accumulation of boxes, barrels, packages, waste paper, or other articles shall be permitted in or upon the premises.

         13. AND IT IS FURTHER AGREED Tenant shall have the right to place a sign identifying the Tenant's occupancy. The Tenant shall obtain proper municipal approval, if required, at its own cost.



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         14.  AND IT IS  FURTHER  AGREED  that no broker  was  involved  in this transaction. Tenant states that no broker, real estate salesman or agent, or any other party has discussed, shown or in any other way suggested, recommended or shown the subject Premises to this Tenant. Tenant further states that no broker, real estate agent or salesman has or has had an exclusive position either spoken, written or implied, with this Tenant in his search for new office space, and in the event any broker or agent makes a claim, the Tenant will save the Landlord harmless from liability thereof, including all costs to defend an action including reasonable attorney's fees.

         15. AND IT IS FURTHER AGREED that the Tenant shall at all times keep in force and pay premiums on policies of insurance protecting the Landlord and the tenant against liability on account of death or personal injuries in connection with the demised Premises. Said policy or policies or certificate of insurance shall be delivered to and kept by the Landlord and may also cover the liability of the Tenant. Said insurance shall be in amounts of not less than One Million ($1,000,000.00) Dollars for injury to one person and One Million ($1,000,000.00) Dollars for injury to more than one person. Also Fifty Thousand ($50,000.00) Dollars property damage liability insurance shall be kept in effect. If the Tenant fails to furnish such insurance, the Landlord may effect the same and the amount of insurance paid for such insurance shall be due and payable from the Tenant as additional rent and may be added to any rent becoming due thereafter and collectible with the same rights and remedies attaching in favor of the Landlord as nonpayment of rent.

         16. AND IT IS FURTHER AGREED that this Lease and the Tenant's interest hereunder shall be subordinate to any mortgage or collateral assignment of leases and



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rentals affecting the premises  described in the Lease,  granted to any mortgage holder now or anytime in the future to secure any obligations of the Landlord to any such mortgage holder. Upon request of any such mortgage holder, the Tenant agrees to promptly execute and deliver any and all documents subordinating the Tenant's rights under the Lease as aforesaid.

         17. AND IT IS FURTHER AGREED that any improvements made by the Tenant shall remain with the premises upon the termination of the tenancy and shall become the property of the Landlord.

         18. AND IT IS FURTHER AGREED TENANT shall have the option to construct a drive through Teller facility at the demised premises and a new rental agreement will be agreed upon by the parties, for a term consistent with the Landlords lease at 900 Bedford Street, Stamford, Connecticut.

         19. AND IT IS FURTHER UNDERSTOOD AND AGREED between the parties hereto that the Tenant has inspected the leased premises, and that the Landlord has made no representations upon which Tenant relies which are not embodied in this Lease, and that the premises described in this Lease are leased in their present condition.

         THE COVENANTS AND AGREEMENTS herein contained shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Wheresoever used herein, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor, the day and year first above written.



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Signed, Sealed and Delivered
in the presence of

                                                 THE LANDLORD


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                                                 THE TENANT


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STATE OF                            )
                                    ) ss:
COUNTY OF                           )

         On   this       day of   February, 1995, before me,   the   undersigned
                   -----
officer, personally appeared, Fred DeCaro, President of 999 Bedford Street Corp., known to me to be the person whose name is subscribed to the within instrument and acknowledged that he, being duly authorized, executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereunto set my hand.


                                                     ---------------------------
                                                     Notary Public


STATE OF CONNECTICUT                )
                                    ) ss:
COUNTY OF FAIRFIELD                 )

         On   this       day of   February, 1995, before me,   the   undersigned
                   -----
officer,  personally appeared,  Philip  Wolford,  President of  Patriot National
Bank, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he, being duly authorized, executed the same for the purposes therein contained.

         IN WITNESS WHEREOF I hereunto set my hand.


                                                     ---------------------------
                                                     Notary Public